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                                                                      EXHIBIT 21

INTEL CORPORATION

SUBSIDIARIES
(All 100% Owned)

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Subsidiaries of the Registrant          State or other Jurisdiction of Incorporation
-----------------------------           ---------------------------------------------
Componentes Intel de Costa Rica, S.A.   Costa Rica

DSP Communications, Inc.                Delaware, USA

Dialogic Corporation                    New Jersey, USA

Intel Commodities Limited               Cayman

Intel Corporation (UK) Limited          United Kingdom

Intel Electronics Limited               Israel

Intel International BV                  Netherlands

Intel Ireland Limited                   Cayman

Intel Kabushiki Kaisha                  Japan

Intel Massachusetts, Inc.               Delaware, USA

Intel Overseas Corporation              California, USA

Intel Products (M) Sdn. Bhd.            Malaysia

Intel Puerto Rico, Inc                  California, USA

Intel Semiconductor Limited             Delaware, USA

Intel Technology Phils, Inc.            Philippines

Intel Technology Sdn. Berhad            Malaysia

IPivot, Inc.                            Delaware, USA

Level One Communications, Inc.          Delaware, USA

Mission College Investments Limited     Cayman

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